UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   June 7, 2013

INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  465-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On June 7, 2013, IORI Operating, Inc., a Nevada corporation (“Operating”), which is a wholly owned subsidiary of Income Opportunity Realty Investors, Inc., a Nevada corporation (the “Issuer” or the “Registrant” or “IOT”), entered into that certain Loan Purchase Agreement dated June 7, 2013 (the “Purchase Agreement”) between BDF TCI Mercer III, LLC, a Colorado limited liability company [not affiliated with IOT], and Operating as the Purchaser for the purpose of Operating purchasing a “Loan” (described below) from BDF TCI Mercer III, LLC. On the same date, TCI Mercer Crossing, Inc., IOT, Transcontinental Lamar, Inc., a Nevada corporation, Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), Prime Income Asset Management, LLC, a Nevada limited liability company (“Prime”), American Realty Investors, Inc., a Nevada corporation (“ARL”), American Realty Trust, Inc., a Georgia corporation (“ART”), Transcontinental Investors, Inc., a Nevada corporation, BDF TCI Mercer III, LLC, and Transcontinental BDF III, LLC, a Colorado limited liability company, all entered into a Settlement and Release Agreement (the “Settlement Agreement”).

Pursuant to the Purchase Agreement, Operating is purchasing a loan in the original stated principal amount of $42,600,000, evidenced by a promissory note dated August 11, 2006 (the “Note”), originally issued by TCI Mercer Crossing, Inc. (a subsidiary of TCI) and IOT, jointly and severally, originally payable to the order of Metropolitan National Bank (the “Original Lender”), which Note was the subject of a Guaranty Agreement executed by TCI. The purchase price for the Note is a total of $29,663,277, which is payable in three deposit amounts of $250,000 each monthly until closing, one extension payment of $250,000, and a final lump sum payment estimated to be in the amount of $28,663,277. Part of the collateral for the Note is land owned by IOT, 100 acres of which is currently under contract to sell in which the proposed Purchaser is engaged in a due diligence period to close September 15, 2013. The outstanding principal balance of the Note is approximately $36 million, with accrued interest of $900,000, as of June 30, 2013. All deposits paid will apply to the Purchase Price.

Also, under the Settlement Agreement, Operating also agreed to purchase an obligation commonly known as the “Lamar Land Loan,” evidenced by a promissory note dated April 22, 2008 in the original principal amount of $4,823,250, executed by Transcontinental Lamar, Inc., a Nevada corporation, which is a subsidiary of TCI, for an aggregate amount of $1,836,723 payable, $336,723 in cash, in the balance by the execution and delivery of two separate promissory notes, each in the amount of $750,000, one payable in six months and the other in twelve months. Neither of the sellers of the Loans are affiliated in any manner with IOT or TCI.

As part of the Purchase Agreement, Operating agreed to maintain confidential any confidential information regarding the underlying “loan documents” not otherwise publicly available. A copy of the Purchase Agreement and the Settlement Agreement are each attached as exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

The following documents are filed herewith as exhibits:

Exhibit Designation	Description of Exhibit

10.4	Loan Purchase Agreement dated June 7, 2013 between BDF TCI Mercer III, LLC and IORI Operating, Inc.

10.5
Settlement and Release Agreement dated June 7, 2013 among TCI Mercer Crossing, Inc., Income Opportunity Realty Investors, Inc., Transcontinental Lamar, Inc., Transcontinental Realty Investors, Inc., Prime Income Asset Management, LLC, American Realty Investors, Inc., American Realty Trust, Inc., Transcontinental Realty Investors, Inc., BDF TCI Mercer III, LLC, and Transcontinental BDF III, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 1, 2013	INCOME OPPORTUNITY REALTY INVESTORS, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice President and Chief Financial Officer